As filed with the Securities and Exchange Commission on May 9, 2019

Registration Statement No. 333-163249

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-163249

UNDER

THE SECURITIES ACT OF 1933

(Exact Name of Registrant as Specified in its Charter)

Maryland	26-2749336
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan

(Full title of the Plan)

Rebecca S. Smith, Esq.

1555 Peachtree Street, N.E., Suite 1800

Atlanta, Georgia 30309

(name and address of agent for service)

(404) 479-2826

(Telephone number, including area code, of agent for service)

Copy to:

Michael Hepburn, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

Telephone: (202) 383-0100

Facsimile: (202) 637-3593

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY STATEMENT

DEREGISTRATION OF SECURITIES

Invesco Mortgage Capital Inc. (the “Registrant”) previously registered shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), under a registration statement on Form S-8 (the “Registration Statement”) concerning shares of Common Stock issuable or issued under the Registrant’s 2009 Equity Incentive Plan (the “Plan”). The Registrant is no longer issuing securities under the Plan. This Post-Effective Amendment No. 1 is being filed to deregister the remaining unissued shares of Common Stock that were registered for issuance pursuant to the below-referenced Registration Statement in connection with the Plan:

•

Registration Statement on Form S-8 (No. 333-163249) filed by the Registrant with the Securities and Exchange Commission on November 20, 2009 registering 1,000,000 shares of Common Stock for issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 9th day of May, 2019.

INVESCO MORTGAGE CAPITAL INC.

By:	/s/ John M. Anzalone
Name: John M. Anzalone Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

	Signature	Title	Date

By:	/s/ John M. Anzalone John M. Anzalone	Chief Executive Officer (Principal Executive Officer)	May 9, 2019

By:	/s/ R. Lee Phegley, Jr. R. Lee Phegley, Jr.	Chief Financial Officer (Principal Financial Officer)	May 9, 2019

By:	/s/ Roseann M. Perlis Roseann M. Perlis	Chief Accounting Officer (Principal Accounting Officer)	May 9, 2019

By:	/s/ John S. Day John S. Day	Director	May 9, 2019

By:	/s/ Carolyn B. Handlon Carolyn B. Handlon	Director	May 9, 2019

By:	/s/ Edward J. Hardin Edward J. Hardin	Director	May 9, 2019

By:	/s/ James R. Lientz, Jr. James R. Lientz, Jr.	Director	May 9, 2019

By:	/s/ Dennis P. Lockhart Dennis P. Lockhart	Director	May 9, 2019

By:	/s/ Gregory G. McGreevey Gregory G. McGreevey	Director	May 9, 2019

By:	/s/ Colin D. Meadows Colin D. Meadows	Director	May 9, 2019